UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Software and Services Agreement

Effective May 13, 2026, Phunware, Inc. (the "Company") entered into a Master Software and Services Agreement (the “MSSA”) with Build Something LLC, a Delaware limited liability company (the “Developer”), pursuant to which the Company retained the Developer to create, perform and provide software development, solutions, software engineering, software deployment and other technology and intellectual property services to and for the Company in accordance with each Statement of Work (as defined therein) entered into thereunder from time to time. Unless terminated early, the MSSA will continue for a period of one year and will renew for up to two one-year renewal terms unless either party thereunder provides notice of termination within 90 days of the then-current term. The MSSA and each Statement of Work may be terminated (i) by mutual written agreement of the parties thereunder, (ii) for convenience by the Company upon 30 days’ written notice to the Developer or (iii) upon 30 days’ written notice by either party to the other party for material breach of the MSSA by such other party, if such material breach is not cured or remedied within 60 days of notice of such breach. The Company will pay the Developer fees as set forth in each Statement of Work as well as all reasonable, out-of-pocket, documented and pre-approved costs and expenses incurred by the Developer in the performance and provision of the services under such Statement of Work.

In connection with the MSSA, the Company and the Developer entered into a Statement of Work dated May 13, 2026 (included as Exhibit A to the MSSA, the “Initial Statement of Work”), which sets forth the terms under which the Developer will develop, test and implement the Company’s proposed Apollo 2.0 Program, including software development services, strategic advisory services and sales and marketing advisory services thereunder. The Company will pay the Developer aggregate project fees of up to $3,559,200, to be paid upon achievement of specified milestones. The term of the Initial Statement of Work commences on May 17, 2026, and continues until its tentative project completion date, May 17, 2027, unless terminated earlier in accordance with the MSSA.

The MSSA also contains various other customary terms and conditions, including representations and warranties, confidentiality, intellectual property, data privacy and cybersecurity, indemnification and limitation of liability provisions.

The foregoing description of the MSSA (including the Initial Statement of Work) does not purport to be complete and is qualified in its entirety by reference to the full text of the MSSA, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Dmitry Kroshka Employment Agreement

On May 12, 2026, in connection with the appointment of Dmitry Kroshka as Chief Executive Officer of the Company, the Company and Mr. Kroshka entered into a Confidential Executive Employment Agreement and a Side Letter to Confidential Executive Employment Agreement dated May 12, 2026, filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively (collectively, the “CEO Employment Agreement”), pursuant to which Mr. Kroshka will serve as Chief Executive Officer of the Company. The CEO Employment Agreement has an indefinite term, subject to termination by either party. The Company or Mr. Kroshka may terminate the CEO Employment Agreement at any time with or without cause, provided that Mr. Kroshka shall provide at least 60 days’ written notice to the Company if without good reason.

The CEO Employment Agreement provides for compensation that includes (i) an annual base salary of $475,000, (ii) an annual discretionary bonus to be between 50% and 150% of the base salary, with the actual award value to be determined by the Company or the Board of Directors in its sole discretion based on factors including the strength of Mr. Kroshka’s performance and the performance of the Company, (iii) a cash performance bonus of up to 50% of the base salary ($237,500), only if Mr. Kroshka meets certain performance metrics, which includes $118,750 for the successful hiring of key executives by May 30, 2026 and $118,750 for the successful launch of the Apollo 2.0 Program (which is a project undertaken to deploy a new customer platform) and completion of a successful Strategic Transaction (as outlined in the CEO Employment Agreement), and (iv) equity compensation having an aggregate value of $1,000,000 (the “Initial Equity Award”) based on the closing price of the Company’s common stock on the applicable date of grant, comprised of up to $200,000 in time-vested restricted stock units, up to $600,000 in performance-vested restricted stock units, and up to $200,000 in stock options, subject to certain vesting schedules and achievement milestones as outlined in the CEO Employment Agreement. The Initial Equity Award may be issued under a Company incentive plan or as a non-plan inducement award in the discretion of the Board of Directors or its Compensation Committee. The CEO Employment Agreement further provides that, if Mr. Kroshka’s employment is terminated by the Company without “cause” or by Mr. Kroshka for “good reason,” Mr. Kroshka is entitled to certain accrued benefits and separation pay as described in the CEO Employment Agreement.

The foregoing is only a summary of the material terms of the CEO Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the CEO Employment Agreement, which is filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Jeremy Krol Employment Agreement Termination, Employment Agreement Reinstatement, and Board Directorship Resignation

On May 12, 2026, the Company terminated its Confidential Executive Employment Agreement with Jeremy Krol dated as of July 14, 2025, as amended by Amendment No. 1 to Confidential Executive Employment Agreement dated as of January 14, 2026 and Amendment No. 2 to Confidential Executive Employment Agreement dated as of April 14, 2026 (collectively, the “Interim CEO Employment Agreement”), pursuant to which Mr. Krol served as Interim Chief Executive Officer of the Company. Pursuant to the terms of the Interim CEO Employment Agreement, upon expiration or earlier termination thereof, Mr. Krol is to resume and transition back to his prior role as Chief Operating Officer of the Company under the terms of that certain Confidential Executive Employment Agreement dated as of January 31, 2025 (the “COO Employment Agreement”), unless otherwise agreed by the parties thereto in writing. Consequently, effective as of May 12, 2026, the Company and Mr. Krol agreed to the transition of Mr. Krol back into his role as Chief Operating Officer of the Company and the reinstatement of the COO Employment Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The matters described in Item 1.01 and Item 1.02 of this Current Report on Form 8-K are incorporated herein by reference to the extent applicable.

On May 12, 2026, Jeremy Krol notified the Company of his voluntary resignation from the Board of Directors. Mr. Krol’s resignation was not due to any disagreement with the Company, its management, the Board of Directors or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices. Upon effectiveness of Mr. Krol’s resignation, the Company’s Board of Directors now consists of three directors, all of which are considered independent under applicable Nasdaq Listing Rules and rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

As noted above, on May 12, 2026, the Board of Directors appointed Dmitry Kroshka as Chief Executive Officer of the Company. Mr. Kroshka, age 51, has consulted and served as a senior advisor to the Company since October 2025, working with the Company on growth strategy, product direction and the development of its next-generation Guest Intelligence Platform. From 2016 to 2026, Mr. Kroshka served as Chief Executive Officer of Spark Brands, Inc. Mr. Kroshka brings more than two decades of experience across artificial intelligence, hospitality technology, marketing technology, SaaS, digital media and consumer platforms, including leadership and advisory roles with Oracle, FCB Global, FOX Digital Entertainment and multiple venture-backed technology companies.

Except as set forth above and in Item 1.01, there are no arrangements or understandings between Mr. Kroshka and any other persons pursuant to which Mr. Kroshka was named as an executive of the Company. There are no family relationships between Mr. Kroshka and any of the Company’s directors or executive officers. Additionally, Mr. Kroshka does not have any direct or indirect material interest in any transaction to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on May 13, 2026, announcing the Company’s entry into the MSSA and the changes in Company management is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information furnished and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confidential Executive Employment Agreement by and between Phunware, Inc. and Dmitry Kroshka dated May 12, 2026
10.2	Side Letter to Confidential Executive Employment Agreement by and between Phunware, Inc. and Dmitry Kroshka dated May 12, 2026
99.1*	Press Release dated May 13, 2026 entitled “Phunware Appoints Dmitry Kroshka as Chief Executive Officer to Lead 2.0 Strategy; Engages Michael Cerdá to Drive Product Rollout”
104	Cover Page Interactive Data File (formatted in Inline XBRL)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	May 18, 2026	By:	/s/ Dmitry Kroshka
Dmitry Kroshka Chief Executive Officer